                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                September 5, 2000
                        --------------------------------
                Date of Report (Date of earliest event reported)



                                CIENA Corporation
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                 0-21969                23-2725311
       -------------------------------------------------------------------
    (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation)            File No.)            Identification No.)



                 1201 Winterson Road, Linthicum, Maryland 21090
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (410) 865-8500
                    -----------------------------------------



                                 Not applicable
                     ---------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events.

            On September 5, 2000, CIENA Corporation (the "Company") announced that it learned that an administration order was issued by a London court against iaxis Limited, one of the Company's European customers. As a result of this order, up to $28.2 million in net accounts receivable currently owed to the Company from this customer may be uncollectible, and the Company therefore expects to record a one-time charge related to a provision for doubtful accounts in its fourth fiscal quarter ending October 31, 2000. A copy of the press release issued on September 5, 2000 regarding the impact of the administration order on the Company is attached as an Exhibit hereto.


Item 7.     Financial Statements and Exhibits.


            99.1 Press Release, issued September 5, 2000 (announcing the issuance and impact of an administration order by a London court against iaxis Limited).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CIENA CORPORATION


Date:  September 5, 2000            By: /s/  MICHAEL O. MCCARTHY III
                                        -------------------------------------
                                        Michael O. McCarthy III
                                        Vice President, General Counsel
                                        and Secretary


                                     - 3 -